UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported):  February 23, 2011

The Empire Sports & Entertainment Holdings Co.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Greene Street, Suite 403 New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 208-4472

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement

On February 23, 2011, The Empire Sports & Entertainment Holdings Co. (the “Company”), its wholly-owned subsidiary, The Empire Sports & Entertainment, Co. (“Operating Sub”) and its newly-formed wholly-owned subsidiary, EXCX Funding Corp. (“EXCX” and together with the Company and the Operating Sub, the “Borrowers”) entered into a Credit Facility Agreement (the “Credit Facility Agreement”) with Barry Honig, its Co-Chairman, and Michael Brauser (each, a “Lender” and collectively, the “Lenders”), pursuant to which the Lenders agreed to extend credit to the Borrowers in the form of a loan under which up to $4.5 million may be borrowed from the Lenders on a senior secured basis (the “Loan”).

Pursuant to the Credit Facility Agreement, the Loan shall be utilized exclusively to fund the costs and expenses of certain sports and entertainment events as agreed by the parties (the “Events”).  The Loan bears interest at a rate of 6% per annum and matures on January 31, 2012, subject to acceleration in the event the Borrowers undertake third party financing.  In connection with the Credit Facility Agreement, the Lenders entered into a Contribution and Security Agreement (the “Contribution Agreement”) with the Company’s Chief Executive Officer, Sheldon Finkel, pursuant to which Mr. Finkel agreed to pay or reimburse the Lenders the pro rata portion (1/3) of any net losses from Events. As consideration for the extension of credit pursuant to the Credit Facility Agreement, the Borrowers are obligated to pay a fee equal to 15% of the initial loan commitment of $4.5 million (the “Preferred Return Fee”) of which Mr. Finkel shall receive a pro-rata portion (1/3). The Preferred Return Fee shall be payable if at all, only out of the net profits from the Events. Net profits and losses are to be determined in accordance with GAAP.  The Company agreed to issue to the Lenders and Sheldon Finkel an aggregate of 2,250,000 shares of the Company’s newly designated Series A Preferred Stock, convertible into one share each of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that as a result of the conversion the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock.  The holders of the Company’s Series A Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

The foregoing description is incomplete and reference is made to the Company’s Certificate of Designation and Credit Facility Agreement and related documents for a complete description of the terms described above attached as Exhibits hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

 (d)         Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock

10.1
Credit Facility Agreement by and among The Empire Sports & Entertainment Holdings Co., The Empire Sports & Entertainment Co., EXCX Funding Corp., Barry Honig and Michael Brauser dated February 23, 2011

10.2	Amendment No. 1 to Credit Facility Agreement dated March 1,2011

10.3	Security Agreement dated February 23, 2011

10.4	Collateral Account Agreement dated February 23, 2011

10.5	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March  1, 2011

THE EMPIRE SPORTS& ENTERTAINMENT HOLDINGSCO.

By:	/s/ Gregory D. Cohen
Name: Gregory D. Cohen
Title: President, Chief OperatingOfficer& Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock

10.1
Credit Facility Agreement by and among The Empire Sports & Entertainment Holdings Co., The Empire Sports & Entertainment Co., EXCX Funding Corp., Barry Honig and Michael Brauser dated February 23, 2011

10.2	Amendment No. 1 to Credit Facility Agreement dated March 1,2011

10.3	Security Agreement dated February 23, 2011

10.4	Collateral Account Agreement dated February 23, 2011

10.5	Form of Note